                                     BY-LAWS

                                       OF

                      MORGAN STANLEY INCOME SECURITIES INC.

                    AMENDED AND RESTATED AS OF JUNE 19, 2009

                                    ARTICLE I

                                     OFFICES

          SECTION 1.1. Principal Office. The principal office of Morgan Stanley Income Securities, Inc., a Maryland corporation (the "Corporation") in the State of Maryland shall be in the City of Baltimore.

          SECTION 1.2. Other Offices. In addition to its principal office in the State of Maryland, the Corporation may have an office or offices in the City of New York, State of New York, and at such other places as the Board of Directors of the Corporation (the "Board of Directors" or the "Board") may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

          SECTION 2.1. Place of Meetings. Meetings of stockholders shall be held at such place, within or without the State of Maryland, as may be designated from time to time by the Board of Directors and stated in the notice of such meeting.

          SECTION 2.2. Annual Meetings. An annual meeting of stockholders, at which the stockholders shall elect directors and transact such other business as may properly come before the meeting, shall be held on such day of each calendar year as shall be designated by the Board of Directors and at the time stated in the notice of meeting.

          SECTION 2.3. Special Meetings. Special meetings of stockholders of the Corporation shall be held whenever called by the Chairman of the Board, a majority of the Board of Directors or the President of the Corporation. Special meetings of stockholders shall also be called by the Secretary upon the written request of the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such stockholders of the reasonable estimated cost of preparing and mailing such notice of the meeting, and upon payment to the Corporation of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting to all stockholders entitled to a vote at such meeting and each other stockholder entitled to notice of the meeting.

          SECTION 2.4. Notice of Meetings. Written or printed notice of every stockholders' meeting stating the place, date and time, and in the case of a special meeting the purpose or purposes thereof, shall be given by the Secretary not less than ten
(10) nor more than ninety (90) days before such meeting to each stockholder entitled to vote at such meeting, and each other stockholder entitled to notice of the meeting, either by mail or by presenting it to him personally, or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

          SECTION 2.5. Quorum and Adjournment of Meetings. Except as otherwise provided by law, by the charter of the Corporation (the "Charter"), or by these By-Laws, at all meetings of stockholders the holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum for the transaction of business. In the absence of a quorum, the chairman of the meeting or the holders of a majority of the stock present or represented by proxy and entitled to vote thereat shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present. At any adjourned meeting at which a quorum shall be present, any business may be transacted if the meeting had been held as originally called.

          SECTION 2.6. Voting Rights, Proxies. At each meeting of stockholders, each holder of record of stock entitled to vote thereat shall be entitled to one vote in person or by proxy for each share of stock of the Corporation and for the fractional portion of one vote for each fractional share entitled to vote so registered in his or her name on the records of the Corporation on the date fixed as the record date for the determination of stockholders entitled to vote at such meeting. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy pursuant hereto, the following shall constitute a valid means by which a stockholder may grant such authority:

     (i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder's authorized officer, director, employee, attorney-in-fact or another agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile or telecopy signature. No written evidence of authority of a stockholder's authorized officer, director, employee, attorney-in-fact or other agent shall be required; and

     (ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram or cablegram or by other means of telephonic, electronic or computer transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram or cablegram or other means of telephonic, electronic or computer transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other transmission was authorized by the stockholder.

No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. In determining whether a telegram, cablegram or other electronic transmission is valid, the chairman or inspector, as the case may be, shall specify the information upon which he or she relied. Pursuant to a resolution of a majority of the Directors, proxies may be solicited in the name of one or more Directors or Officers of the Corporation. Proxy solicitations may be made in writing or by using telephonic or other electronic solicitation procedures that include appropriate methods of verifying the identity of the stockholder and confirming any instructions given thereby.

          SECTION 2.7. Vote Required. Except as otherwise provided by law, by the Charter of the Corporation, or by these By-Laws, at each meeting of stockholders at which a quorum is present, all matters shall be decided by a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote with respect to any such matter.

          SECTION 2.8. Action by Stockholders Without Meeting. Except as otherwise provided by law, the provisions of these By-Laws relating to notices and meetings to the contrary notwithstanding, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing setting forth the action shall be signed by all the stockholders entitled to vote upon the action and such consent shall be filed with the records of the Corporation.

          SECTION 2.9. Presence at Meetings. Presence at meetings of stockholders requires physical attendance by the stockholder or his or her proxy at the meeting site and does not encompass attendance by telephonic or other electronic means.

          SECTION 2.10. Conduct of Stockholders' Meetings. The meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or if he is not present, by a Vice-President, or if none of them is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as a Secretary of such meeting, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor the Assistant Secretary is present, a Secretary shall be elected at the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

          SECTION 2.11. Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.

          (a) The matters to be considered and brought before any annual or special meeting of stockholders of the Corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this
Section 2.11.

          (b) For any matter to be properly before any annual meeting of stockholders, the matter must be (i) specified in the notice of annual meeting given by or at the direction of the Board of Directors; (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors; or
(iii) brought before the annual meeting in the manner specified in this Section
2.11 by a stockholder of record both at the time of the giving of notice provided for in this Section 2.11 and at the time of the meeting, or a stockholder (a "Nominee Holder") that holds voting securities entitled to vote at meetings of stockholders through a nominee or "street name" holder of record and can demonstrate to the Corporation such indirect ownership and such Nominee Holder's entitlement to vote such securities, and is a Nominee Holder at both the time of the giving of notice provided for in this Section 2.11 and at the time of the meeting. In addition to any other requirements under applicable law and the Charter and Bylaws of the Corporation, persons nominated by stockholders for election as directors of the Corporation and any other proposals by stockholders shall be properly brought before the meeting only if notice of any such matter to be presented by a stockholder at such meeting of stockholders (the "Stockholder Notice") shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not less than sixty (60) nor more than ninety (90) days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Annual Meeting Date"), such Stockholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date sixty (60) days prior to such Other Annual Meeting Date or (ii) the tenth (10th) day following the date such Other Annual Meeting Date is first publicly announced or disclosed. Any stockholder desiring to nominate any person or persons (as the case may be) for election as a director or directors of the Corporation shall deliver, as part of such Stockholder Notice: (i) a statement in writing setting forth (A) the name of the person or persons to be nominated,
(B) the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by each such person, as reported to such stockholder by such nominee(s), (C) the information regarding each such person required by paragraph (b) of Item 22 of Rule 14a-101 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), (D) whether such stockholder believes any nominee will be an "interested person" of the Corporation (as defined in the Investment Company Act of 1940, as amended), and, if not an "interested person", information regarding each nominee that will be sufficient for the Corporation to make such determination, and (E) the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder; (ii) each such person's signed consent to serve as a director of the Corporation if elected, such stockholder's name and address; and (iii) in the case of a

Nominee Holder, evidence establishing such Nominee Holder's indirect ownership of, and entitlement to vote, securities at the meeting of stockholders. Any stockholder who gives a Stockholder Notice of any matter proposed to be brought before the meeting (not involving nominees for director) shall deliver, as part of such Stockholder Notice, the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder, if applicable, any material interest of such stockholder in the matter proposed (other than as a stockholder) and, in the case of a Nominee Holder, evidence establishing such Nominee Holder's indirect ownership of, and entitlement to vote, securities at the meeting of stockholders. As used herein, shares "beneficially owned" shall mean all shares, which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.

          Notwithstanding anything in this Section 2.11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and either all of the nominees for director or the size of the increased Board of Directors are not publicly announced or disclosed by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

          (c) Only such matters shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting,
(ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 2.11 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.11, or a Nominee Holder that holds voting securities entitled to vote at meetings of stockholders through a nominee or "street name" holder of record and can demonstrate to the Corporation such indirect ownership and such Nominee Holder's entitlement to vote such securities, and is a Nominee Holder both at the time of giving of notice provided for in this Section 2.11 and at the time of the Special Meeting, and who is entitled to vote at the meeting and has complied with the notice procedures set forth in this Section 2.11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the Stockholder Notice required by clause (b) of this Section 2.11 hereof shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is publicly announced or disclosed.

          (d) For purposes of this Section 2.11, a matter shall be deemed to have been "publicly announced or disclosed" if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

          (e) In no event shall the adjournment of an annual or special meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 2.11. This Section 2.11 shall not apply to stockholder proposals made pursuant to Rule 14a-8 under the Exchange Act.

          (f) The person presiding at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 2.11 and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.

                                   ARTICLE III

                                    DIRECTORS

          SECTION 3.1. Number and Term. The Board of Directors shall consist of not less than three (3) and not more than fifteen (15) directors, the number of directors to be fixed from time to time within the above-specified limits by the affirmative vote of a majority of the whole Board of Directors. Directors need not be stockholders of the Corporation.

          SECTION 3.2. Powers. The business of the Corporation shall be managed by the Board of Directors which may exercise all powers of the Corporation and do all lawful acts and things which are not by law or by the Charter of the Corporation, or by these By-Laws, directed or required to be exercised or done exclusively by the stockholders.

          SECTION 3.3. Classes of Directors. As permitted by applicable law, the directors shall be divided into three (3) classes, designated Class I, Class II and Class III. All classes shall be as nearly equal in number as possible and the Board of Directors shall designate from its members the directors to initially serve as Class I directors, Class II directors and Class III directors. The directors as initially classified shall stand for election at the annual meeting of stockholders in 2009 for the following terms of office: the Class I directors shall be elected to hold office until the date of the annual meeting of stockholders in 2011 and until their successors shall be elected and qualified; the Class II directors shall be elected to hold office until the date of the annual meeting of stockholders in 2012 and until their successors shall be elected and qualified; and the Class III directors shall be elected to hold office until the date of the annual meeting of stockholders in 2010 and until their successors shall be elected and qualified. Upon expiration of the term of office of each class as set forth above, the successors to the directors in each such class shall be elected for a term of three (3) years to succeed the directors whose terms of office expire. Each director shall hold office until the expiration of his or her term and until his or her successor shall have been elected and qualified, or until his or her death, or until he or she shall have resigned, or until he or she shall have been removed as provided by statute or the Charter of the Corporation.

          SECTION 3.4. Organizational Meetings. The first meeting of each newly elected Board of Directors for the purposes of organization and the election of officers and otherwise shall be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all directors.

          SECTION 3.5. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place as shall be determined from time to time by the Board of Directors without further notice.

          SECTION 3.6. Special Meetings. Special meetings of the Board of Directors may be called at any time by the President and shall be called by such President or the Secretary upon the written request of any two (2) directors.

          SECTION 3.7. Notice of Special Meetings. Notice of special meetings of the Board of Directors, stating the place, date and time thereof, shall be given not less than two (2) days before such meeting to each director, personally, by telegram, by mail, by electronic transmission, by telephone or by leaving such notice at his place of residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the director at his address as it appears on the records of the Corporation.

          SECTION 3.8. Telephone Meetings. Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

          SECTION 3.9. Quorum, Voting and Adjournment of Meetings. At all meetings of the Board of Directors, one-third of the entire Board, but in no case less than two directors unless there is only one director, shall be requisite to and shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of a majority of the directors present shall be the act of the Board of Directors, unless the concurrence of a greater proportion is expressly required for such action by law, the Charter of the Corporation or these By-Laws. If at any meeting of the Board there be less than a quorum present, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall have been obtained.

          SECTION 3.10. Removal. Any one or more of the directors may be removed, either with or without cause, at any time, by the affirmative vote of the stockholders holding a majority of the outstanding shares entitled to vote for the election of directors. The successor or successors of any director or directors so removed may be elected by the stockholders entitled to vote thereon at the same meeting to fill any resulting vacancies for the unexpired term of removed directors. Except as provided by law, pending such an election (or in the absence of such an election), the successor or successors of any director or directors so removed may be chosen by the Board of Directors.

          SECTION 3.11. Vacancies. Except as otherwise provided by law, any vacancy occurring in the Board of Directors and newly created directorships resulting from an increase in the authorized number of directors may be filled by the vote of a majority of the directors then in office or, if only one director shall then be in office, by such director. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualifies.

          SECTION 3.12. Action by Directors Without Meeting. The provisions of these By-Laws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a unanimous consent setting forth the action is given in writing or by electronic transmission by each member of the Board of Directors and such consent is filed with the minutes of proceedings of the Board of Directors.

          SECTION 3.13. Expenses and Fees. Each director may be allowed expenses, if any, for attendance at each regular or special meeting of the Board of Directors and each director who is not an officer or employee of the Corporation or of its investment manager or underwriter or of any corporate affiliate of any of said persons shall receive for services rendered as a director of the Corporation such compensation as may be fixed by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

          SECTION 3.14. Execution of Instruments and Documents and Signing of Checks and Other Obligations and Transfers. All instruments, documents and other papers shall be executed in the name and on behalf of the Corporation and all checks, notes, drafts and other obligations for the payment of money by the Corporation shall be signed, and all transfer of securities standing in the name of the Corporation shall be executed, by the President, any Vice President or the Treasurer or by any one or more officers or agents of the Corporation as shall be designated for that purpose by vote of the Board of Directors; notwithstanding the above, nothing in this Section 3.13 shall be deemed to preclude the electronic authorization, by designated persons, of the Corporation's Custodian to transfer assets of the Corporation.

          SECTION 3.15. Contracts. Except as otherwise provided by law or by the Charter of the Corporation, no contract or transaction between the Corporation and any partnership or corporation, and no act of the Corporation, shall in any way be affected or invalidated by the fact that any officer or director of the Corporation is pecuniarily or otherwise interested therein or is a member, officer or director of such interest shall be known to the Board of Directors of the Corporation. Specifically, but without limitation of the foregoing, the Corporation may enter into one or more contracts appointing Morgan Stanley Investment Advisors Inc. investment manager of the Corporation, and may otherwise do business with Morgan Stanley Investment Advisors Inc., notwithstanding the fact that one or more of the directors of the Corporation and some or all of its officers are, have been or may become directors, officers, members, employees, or stockholders of Morgan Stanley Investment Advisors

Inc.; and in the absence of fraud, the Corporation and Morgan Stanley Investment Advisors Inc. may deal freely with each other, and neither such contract appointing Morgan Stanley Investment Advisors Inc. investment manager to the Corporation nor any other contract or transaction between the Corporation and Morgan Stanley Investment Advisors Inc. shall be invalidated or in any wise affected thereby, nor shall any director or officer of the Corporation by reason thereof be liable to the Corporation or to any stockholder or creditor of the Corporation or to any other person for any loss incurred under or by reason of any such contract or transaction. For purposes of this paragraph, any reference to "Morgan Stanley Investment Advisors Inc." shall be deemed to include said company and any parent, subsidiary or affiliate of said company and any successor (by merger, consolidation or otherwise) to said company or any such parent, subsidiary or affiliate.

          SECTION 3.16. Indemnification of Directors and Officers; Insurance.

          (a) The Corporation shall indemnify, and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, directors or officers of the Corporation against judgments, penalties, fines, settlements and expenses to the fullest extent authorized, and in the manner permitted, by applicable federal and state law.

          (b) The Corporation shall indemnify to the fullest extent permitted by law (including the Investment Company Act of 1940, as amended) as currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or, while a director or officer of the Corporation, serves or served at the request of the Corporation any other enterprise as a director, officer, trustee, employee or agent. To the fullest extent permitted by law (including the Investment Company Act of 1940, as amended) as currently in effect or as the same may hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed in advance of final disposition of a proceeding (without requiring a preliminary determination of the ultimate entitlement to indemnification) by the Corporation promptly upon receipt by it of (i) a written undertaking by or on behalf of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation and (ii) a written affirmation by the person of the person's good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. The Corporation shall have the power, with the approval of the Board of Directors, to provide indemnification and advancement of expenses to any employee or agent of the Corporation. The rights provided to any person by this Section 3.16 shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer, employee or agent as provided above. No amendment of this Section 3.16 shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Section 3.16, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprises" shall include any corporation, partnership, joint venture, limited liability company, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director, officer, trustee, employee or agent of the Corporation which imposes duties on, or involves services by, such person with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

          (c) Subject to the provisions of the Investment Company Act of 1940, as amended, the Corporation, directly, through third parties or through affiliates of the Corporation, may purchase, or provide through a trust fund, letter of credit or surety bond insurance on behalf of any person who is or was a director or officer of the Corporation, or who, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director or officer, trustee or agent of another foreign or domestic corporation, partnership joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify such person against such liability.

          (d) The indemnification provided by this Section shall not be deemed exclusive of any other rights to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding the office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and inure to the benefit of the heirs, executors and administrators of such person.

          SECTION 3.17. Selection and Nomination of Non-Interested Directors. Subject to approval by a majority of the directors of the Corporation, the directors of the Corporation who are not interested persons of the Corporation (as that term is defined in the Investment Company Act of 1940, as amended) shall select and nominate the directors of the Corporation who are not interested persons of the Corporation.

                                   ARTICLE IV

                                   COMMITTEES

          SECTION 4.1. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate an Executive Committee and/or other committees, each committee to consist of one
(1) or more of the directors of the Corporation and may delegate to such committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, to the extent permitted by law. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in place of such absent member. Each such committee shall keep a record of its proceedings.

          The Executive Committee and any other committee shall fix its own rules or procedure, but the presence of at least fifty percent (50%) of the members of the whole committee shall in each case be necessary to constitute a quorum of the committee and the affirmative vote of the majority of the members of the committee present at the meeting shall be necessary to take action.

          All actions of the Executive Committee shall be reported to the Board of Directors at the meeting thereof next succeeding to the taking of such action.

          SECTION 4.2. Advisory Committee. The Board of Directors may appoint an advisory committee which shall be composed of persons who do not serve the Corporation in any other capacity and which shall have advisory functions with respect to the investments of the Corporation, but which shall have no power to determine that any security or other investment shall be purchased, sold or otherwise disposed of by the Corporation. The number of persons constituting any such advisory committee shall be determined from time to time by the Board of Directors. The members of any such advisory committee may receive compensation for their services and may be allowed such fees and expenses for the attendance at meetings as the Board of Directors may from time to time determine to be appropriate.

          SECTION 4.3. Committee Action Without Meeting. The provisions of these By-Laws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting of any Committee of the Board appointed pursuant to Section 4.1 of these By-Laws may be taken without a meeting if a unanimous consent setting forth the action is given in writing or by electronic transmission by each member of the Committee and such consent is filed with the records of the proceedings of the Committee.

                                    ARTICLE V

                                    OFFICERS

          SECTION 5.1. Executive Officers. The executive officers of the Corporation shall be a Chairman of the Board, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary and a Treasurer. The Chairman of the Board shall be selected from among the Directors but none of the other executive officers need be a member of the Board of Directors. Two or more offices, except those of President and any Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The executive officers, and any other officers, of the Corporation shall be elected annually by the Board of Directors and each executive officer so elected shall hold office until his or her successor is elected and has qualified.

          SECTION 5.2. Other Officers and Agents. The Board of Directors may also elect one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers and may elect, or may delegate to the Chairman the power to appoint, such other officers and agents as the Board of Directors shall at any time or from time to time deem advisable.

          SECTION 5.3. Term and Removal and Vacancies. Each officer of the Corporation shall hold office for a term of one year and until his or her successor is elected and has qualified. Any officer or agent of the Corporation may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

          SECTION 5.4. Compensation of Officers. The compensation of officers and agents of the Corporation shall be fixed by the Board of Directors, or by the Chairman to the extent provided by the Board of Directors with respect to officers appointed by the Chairman.

          SECTION 5.5. Powers and Duties. All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in or pursuant to these By-Laws or, to the extent not so provided, as may be prescribed by the Board of Directors; provided that no rights of any third party shall be affected or impaired by any such By-Law or resolution of the Board unless such third party has knowledge thereof.

          SECTION 5.6. The Chairman. The Chairman shall preside at all meetings of the stockholders and of the Board of Directors and shall perform such other duties as the Board of Directors may from time to time prescribe.

          SECTION 5.7. The President. The President shall have general and active management of the business of the Corporation. He or she shall be the chief executive officer of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall have such other duties as may be prescribed from time to time by the Board of Directors. The President shall be authorized to delegate to one or more Vice Presidents such of his or her powers and duties at such times and in such manner as he or she may deem advisable.

          SECTION 5.8. The Vice Presidents. The Vice Presidents shall be of such number and shall have such titles as may be determined from time to time by the Board of Directors. The Vice President, or, if there shall be more than one, the Vice Presidents in such order as may be determined from time to time by the Board of Directors or the Chairman, shall, in the absence or disability of the President, exercise the powers and perform the duties of the President, and shall perform such other duties as the Board of Directors or the Chairman may from time to time prescribe.

          SECTION 5.9. The Assistant Vice Presidents. The Assistant Vice President, or, if there shall be more than one, the Assistant Vice Presidents in such order as may be determined from time to time by the Board of Directors or the Chairman, shall perform such duties and have such powers as may be assigned them from time to time by the Board of Directors or the Chairman.

          SECTION 5.10. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties and have such powers as the Board of Directors or the Chairman may from time to time prescribe. He or she shall keep in safe custody the seal of the Corporation and affix or cause the same to be affixed to any instrument requiring it, and, when so affixed, it shall be attested by his or her signature or by the signature of an Assistant Secretary.

          SECTION 5.11. The Assistant Secretaries. The Assistant Secretary, or, if there shall be more than one, the Assistant Secretaries in such order as may be determined from time to time by the Board of Directors or the Chairman, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such duties and have such other powers as the Board of Directors or the Chairman may from time to time prescribe.

          SECTION 5.12. The Treasurer. The Treasurer shall perform such duties as the Board of Directors or the President may from time to time prescribe.

          SECTION 5.13. The Assistant Treasurers. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in such order as may be determined from time to time by the Board of Directors or the Chairman, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the Chairman may from time to time prescribe.

          SECTION 5.14. The Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and he or she shall render to the Board of Directors and the President, whenever any of them require it, an account of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and he or she shall perform such other duties as the Board of Directors or the President may from time to time prescribe.

          SECTION 5.15. Delegation of Duties. Whenever an officer is absent or disabled, or whenever for any reason the Board of Directors may deem it desirable, the Board of Directors may delegate the powers and duties of an officer or officers to any other officer or officers or to any Director or Directors.

                                   ARTICLE VI

                                  CAPITAL STOCK

          SECTION 6.1. Issuance of Stock. The Corporation shall not issue its shares of capital stock except as approved by the Board of Directors.

          SECTION 6.2. Certificates of Stock. Subject to the authority of the Board of Directors to cause some or all of the shares of any class or series of stock to be issued without certificates, each stockholder of the Corporation shall be entitled to a certificate or certificates for the full number of shares of stock of the Corporation owned by him.

          Certificates for shares of each class of the capital stock of the Corporation shall be in such form and of such design as the Board of Directors shall approve, subject to the right of the Board of Directors to change such form and design at any time or from time to time, and shall be entered in the books of the Corporation as they are issued. Each such certificate shall bear a distinguishing number; shall exhibit the holder's name and certify the number of full shares owned by such holder; shall be signed by or in the name of the Corporation by the President, or a Vice President or an Assistant Treasurer, and countersigned by the Secretary or an Assistant Secretary or the Treasurer of the Corporation; shall be sealed with the corporate seal; and shall contain such recitals as may be required by law. Where any stock certificate is signed by a Transfer Agent or by a Registrar, the signature of such corporate officers and the corporate seal may be facsimile, printed or engraved. The Corporation may, at its option, defer the issuance of a certificate or certificates to evidence shares of capital stock owned of record by any stockholder until such time as demand therefor shall be made upon the Corporation or its Transfer Agent, but upon the making of such demand each stockholder shall be entitled to such certificate or certificates.

          In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall appear on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates shall, nevertheless, be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall appear therein had not ceased to be such officer or officers of the Corporation.

          No certificate shall be issued for any share of stock until such share is fully paid.

          SECTION 6.3. Transfer of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto duly authorized by a power of attorney duly executed and filed with the Corporation or a Transfer Agent of the Corporation, if any, upon written request in proper form if no share certificate has been issued, or in the event such certificate has been issued, upon presentation and surrender in proper form of said certificate.

          SECTION 6.4. Record Date. The Board of Directors may fix in advance a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other purpose. Such date, in any case shall be not more than ninety (90) days, and in case of a meeting of stockholders not less than ten (10) days prior to the date on which particular action requiring such determination of stockholders is to be taken. In lieu of fixing a record date the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty
(20) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of a vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

          SECTION 6.5. Lost, Stolen, Destroyed and Mutilated Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon satisfactory proof of such loss, theft, or destruction; and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give to the Corporation and to such Registrar, Transfer Agent and/or Transfer Clerk as may be authorized or required to countersign such new certificate or certificates, a bond in such sum and of such type as they may direct, and with such surety or sureties, as they may direct, as indemnity against any claim that may be against them or any of them on account of or in connection with the alleged loss, theft or destruction of any such certificate.

          SECTION 6.6. Registered Owners of Stock. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

          SECTION 6.7. Fractional Denominations. Subject to any applicable provisions of law and the Charter of the Corporation, the Corporation may issue shares of its capital stock in fractional denominations, provided that the transactions in which and the terms and conditions upon which shares in fractional denominations may be issued may from time to time be limited or determined by or under the authority of the Board of Directors.

                                   ARTICLE VII

                          SALE AND REDEMPTION OF STOCK

          The Corporation may repurchase its authorized and outstanding shares as the Board of Directors may direct. None of the Corporation's shares or stockholders shall have the right to effect a redemption at net asset value or at any other value.

                                  ARTICLE VIII

                 DETERMINATION OF NET ASSET VALUE; VALUATION OF
                      PORTFOLIO SECURITIES AND OTHER ASSETS

          SECTION 8.1. Net Asset Value. The net asset value of a share of Common Stock of the Corporation shall be determined in accordance with applicable laws and regulations under the supervision of such persons and at such time or times as shall from time to time be prescribed by the Board of Directors. Each such determination shall be made by subtracting from the value of the assets of the Corporation (as determined pursuant to Section 8.2 of these By-Laws) the amount of its liabilities, dividing the remainder by the number of shares of Common Stock issued and outstanding, and adjusting the results to the nearest full cent per share.

          SECTION 8.2. Valuation of Portfolio Securities and Other Assets. Except as otherwise required by any applicable law or regulation of any regulatory agency having jurisdiction over the activities of the Corporation, the Corporation shall determine the value of its portfolio securities and other assets as follows:

          (a) Securities listed or admitted to trading on a national securities exchange shall be valued at the latest recorded sales prices on the national securities exchanges on which such securities are principally traded. If there be no sale of any such security on any day on such exchange, such security shall be valued on that day at the closing bid price.

          (b) Securities which are not listed or admitted to trading on a national securities exchange, but which are regularly traded in the over-the-counter market shall be valued at the quoted bid price as reported by a dealer, selected by the Company or its Manager, which regularly trades in the security being valued, or in similar securities.

          (c) All other securities and assets shall be valued on the basis of such information as shall be available and in such manner as shall from time to time be deemed by persons making such determination best to reflect the fair value thereof, in accordance with procedures adopted in good faith by the Board of Directors.

          (d) If any securities are restricted as to sale or other disposition, then, notwithstanding the provisions of paragraphs (a), (b) and (c) of this
     Section 8.2, such restrictions shall be taken into account in valuing such securities in a manner and to an extent deemed by the persons making such determination best to reflect the fair value thereof, in accordance with procedures adopted in good faith by the Board of Directors.

          (e) All quotations, sale prices, bid and asked prices and other information shall be obtained from such sources as the persons making such determination believe to be reliable; and any determination of net asset value based thereon shall be conclusive.

          (f) Securities purchased shall be included among the assets of the Corporation and the cost thereof shall simultaneously be recorded as a liability not later than the time of the first determination of net asset value made following the close of business on the day of such purchase.

                                   ARTICLE IX

                           DIVIDENDS AND DISTRIBUTIONS

          Subject to any applicable provisions of law and the Charter of the Corporation, dividends and distributions upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in securities or other property, or in shares of stock of the Corporation, as the Board of Directors shall from time to time determine.

          Without limiting the sources of dividends or distributions upon the capital stock of the Corporation, the Board of Directors may declare them from the following sources:

          (a) Net income for and during the current fiscal year or the preceding fiscal year of the Corporation, or accumulated undistributed net income, or both, not including in either case profits or losses from the sale of securities or other properties;

          (b) Undistributed net profits from the sale of securities or other properties during the current fiscal year; or

          (c) Accumulated undistributed net profits from the sale of securities or other properties.

          Inasmuch as the computation of net income and net profits from the sale of securities or other properties for federal income tax purposes may vary from the computation thereof on the books of the Corporation, the foregoing provisions shall be construed to confer upon the Board of Directors power in its discretion to distribute in any fiscal year of the Corporation as income dividends and as capital gain distributions, respectively, amounts sufficient to enable the Corporation to avoid or reduce liability for federal income taxes.

                                    ARTICLE X

                                BOOKS AND RECORDS

          SECTION 10.1. Location. The books and records of the Corporation may be kept outside the State of Maryland at such place or places as the Board of Directors may from time to time determine, except as otherwise required by law.

          SECTION 10.2. Stock Ledgers. The Corporation shall maintain at the office of its Transfer Agent an original stock ledger containing the names and addresses of all stockholders and the number of shares held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

          SECTION 10.3. Annual Statement. The President or a Vice President or the Treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a statement of assets and liabilities and a statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of stockholders if such meeting be held, and shall be filed within twenty (20) days thereafter at the principal office of the Corporation in the State of Maryland.

                                   ARTICLE XI

                                WAIVER OF NOTICE

          Whenever any notice of the time, place or purpose of any meeting of stockholders, directors, or of any committee is required to be given under the provisions of the statute or under the provisions of the Charter of the Corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Directors or committee in person, shall be deemed equivalent to the giving of such notice to such person.

                                   ARTICLE XII

                                  MISCELLANEOUS

          SECTION 12.1. Seal. The Board of Directors shall adopt a corporate seal, which shall be in the form of a circle, and shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the words "Corporate Seal--Maryland." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          SECTION 12.2. Fiscal Year. The fiscal year of the Corporation shall end on such date as the Board of Directors may by resolution specify, and the Board of Directors may by resolution change such date for future fiscal years at any time and from time to time.

          SECTION 12.3. Orders for Payment of Money. All orders or instructions for the payment of money of the Corporation, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate, or as may be specified in or pursuant to the agreement between the Corporation and the bank or trust company appointed as Custodian of the securities and funds of the Corporation.

                                  ARTICLE XIII

                       COMPLIANCE WITH FEDERAL REGULATIONS

          The Board of Directors is hereby empowered to take such action as they may deem to be necessary, desirable or appropriate so that the Corporation is or shall be in compliance with any federal or state statute, rule or regulation with which compliance by the Corporation is required.

                                   ARTICLE XIV

                                   AMENDMENTS

          These By-Laws may be amended, altered, or repealed at any annual or special meeting of the stockholders by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote, provided notice of the general purpose of the proposed amendment, alteration or repeal is given in the notice of said meeting; or, at any meeting of the Board of Directors, by a vote of a majority of the whole Board of Directors, provided, however, that any By-Law or amendment or alteration of the By-Laws adopted by the Board of Directors may be amended, altered or repealed and any By-Law repealed by the Board of Directors may be reinstated, by vote of the stockholders of the Corporation.